                                                                  EXHIBIT 10.19

                                                                  Execution Copy




                                LEASE AGREEMENT

                                    between

                        CHEROKEE COUNTY, SOUTH CAROLINA

                                      and

                          PARAGON TRADE BRANDS, INC.,
                             a Delaware corporation

                          Dated as of October 1, 1996










Certain rights of Cherokee County, South Carolina, under this Lease Agreement have been assigned and pledged to, and are subject to a security interest in favor of, PARAGON TRADE BRANDS, INC. under the Indenture dated as of October 1, 1996, as amended or supplemented from time to time, between Cherokee County, South Carolina, as Issuer and Paragon Trade Brands, Inc., as the purchaser of
(i) the not exceeding $60,000,000 Industrial Revenue Bond, Series 1996 (Paragon Trade Brands, Inc. Project), and (ii) the not exceeding $650,000 Special Source Revenue Bond of Cherokee County, South Carolina, Series 1996 (Paragon Trade Brands, Inc. Project). Information concerning such security interests may be obtained from the Clerk of County Council of Cherokee County, South Carolina.

                               TABLE OF CONTENTS

ARTICLE I
             SECTION 1.01. Definitions                                                    3
             ............................................................................
             SECTION 1.02. References to Lease                                            8
             ............................................................................
ARTICLE II
             SECTION 2.01. Representations and Covenants of the County                    9
             ............................................................................
             SECTION 2.02. Representations and Warranties by Tenant                      10
             ............................................................................
ARTICLE III
             SECTION 3.01. Demise of the Leased Property                                 12
             ............................................................................
             SECTION 3.02. No Warranties of Title by County                              12
             ............................................................................
             SECTION 3.03. Limited Covenant of Quiet Possession                          12
             ............................................................................
             SECTION 3.04. No Conveyance or Impairment of Title by the County            12
             ............................................................................
ARTICLE IV
             SECTION 4.01. Acquisition by Construction and Purchase of Project           14
             ............................................................................
             SECTION 4.02. Issuance of Industrial Bond                                   14
             ............................................................................
             SECTION 4.03. Issuance of Special Source Revenue Bond                       14
             ............................................................................
             SECTION 4.04. Revision of Plans and Specifications                          14
             ............................................................................
             SECTION 4.05. Completion Date                                               14
             ............................................................................
             SECTION 4.06. Completion of the Project if Bond Proceeds are Insufficient   15
             ............................................................................
             SECTION 4.07. Records and Reports, Non-Disclosure                           15
             ............................................................................
ARTICLE V
             SECTION 5.01. Term                                                          17
             ............................................................................
             SECTION 5.02. Basic Rent                                                    17
             ............................................................................
             SECTION 5.03. Additional Rent                                               17
             ............................................................................
             SECTION 5.04. FILOT Payments Secured by Tax Lien                            18
             ............................................................................
             SECTION 5.05. Assignment and Pledge by County to Purchaser                  18
             ............................................................................
             SECTION 5.06. Defaulted Payments                                            18
             ............................................................................


ARTICLE VI
             SECTION 6.01.  Maintenance of Leased Property                               19
             ............................................................................
             SECTION 6.02.  Modification of Leased Property                              19
             ............................................................................
             SECTION 6.03.  Payments in Lieu of Taxes                                    21
             ............................................................................
             SECTION 6.04.  Taxes, Utilities and Other Governmental Charges.             22
             ............................................................................
             SECTION 6.05.  Insurance.                                                   23
             ............................................................................
             SECTION 6.06.  Beneficial Ownership of Tenant.                              23
             ............................................................................
ARTICLE VII
             SECTION 7.01.  Damage and Destruction                                       24
             ............................................................................
             SECTION 7.02.  Condemnation                                                 24
             ............................................................................
             SECTION 7.03.  Payments in Lieu of Taxes in the Event of
                            Damage and Destruction or Condemnation                       24
             ............................................................................
             SECTION 7.04.  No Termination or Abatement of Basic Rent
                            or Additional Rent for Damage or Destruction                 24
             ............................................................................
ARTICLE VIII
             SECTION 8.01.  Use of Leased Property for Lawful Activities.                26
             ............................................................................
             SECTION 8.02.  Right to Inspect                                             26
             ............................................................................
             SECTION 8.03.  Limitation of County's Liability                             26
             ............................................................................
             SECTION 8.04.  No Liens by Tenant                                           26
             ............................................................................
             SECTION 8.05.  Maintenance of Corporate Existence                           27
             ............................................................................
             SECTION 8.06.  Indemnification                                              27
             ............................................................................
             SECTION 8.07.  Applications and Licenses                                    27
             ............................................................................
             SECTION 8.08.  Qualification in State                                       28
             ............................................................................
             SECTION 8.09.  No Liability of County's Personnel                           28
             ............................................................................
             SECTION 8.10.  Environmental Compliance                                     28
             ............................................................................
             SECTION 8.11.  Other Tax Matters                                            29
             ............................................................................
ARTICLE IX
             SECTION 9.01.  Sublet or Assignment                                         30
             ............................................................................
             SECTION 9.02.  Access                                                       30
             ............................................................................
ARTICLE X
             SECTION 10.01. Mandatory Purchase of Leased Property by Tenant              31
             ............................................................................
             SECTION 10.02. Option to Purchase the Leased Property;
                            Exercise of Option Hereunder 31                              31
             ............................................................................
             SECTION 10.03. Purchase Price                                               31
             ............................................................................
             SECTION 10.04. Status of Title                                              31
             ............................................................................
             SECTION 10.05. Conveyance; Charges Incident Thereto                         32
             ............................................................................


ARTICLE XI
             SECTION 11.01. Events of Default                                            33
             ............................................................................
             SECTION 11.02. Remedies on Event of Default                                 33
             ............................................................................
             SECTION 11.03. Certain Tenant Obligations to Survive Repossession
                            and Termination 34                                           34
             ............................................................................
             SECTION 11.04. Application of Moneys Upon Enforcement of Remedies           34
             ............................................................................
             SECTION 11.05. Collection of FILOT Revenues.                                34
             ............................................................................
ARTICLE XII
             SECTION 12.03. Rights and Remedies Cumulative                               34
             ............................................................................
             SECTION 12.02. Successors and Assigns                                       35
             ............................................................................
             SECTION 12.03. Notices; Demands; Requests                                   35
             ............................................................................
             SECTION 12.04. Applicable Law; Entire Understanding                         35
             ............................................................................
             SECTION 12.05. Severability                                                 36
             ............................................................................
             SECTION 12.06. Headings and Table of Contents; References                   36
             ............................................................................
             SECTION 12.07. Multiple Counterparts                                        36
             ............................................................................
             SECTION 12.08. Rights of Purchasers                                         36
             ............................................................................
             SECTION 12.09. Amendments                                                   36
             ............................................................................
             SECTION 12.10. Waiver                                                       36
             ............................................................................
             SECTION 12.11. Business Day.                                                36
             ............................................................................



EXHIBIT A

EXHIBIT B

SCHEDULE A
                                      iii

     THIS LEASE AGREEMENT (this "Lease") made and entered into as of the first day of October, 1996, by and between CHEROKEE COUNTY, SOUTH CAROLINA (the "County"), a body politic and corporate and a political subdivision of the State of South Carolina, and PARAGON TRADE BRANDS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Tenant").


                                    WITNESSETH:


     WHEREAS, Title 4, Chapters 1, 12 and 29, Code of Laws of South Carolina, 1976, as amended (collectively, the "Act"), empowers the several counties of the State of South Carolina (i) to acquire, enlarge, improve and expand one or more projects (as defined in the Act); (ii) to enter into a financing agreement with any industry to construct and thereafter operate, maintain and improve a project; (iii) to issue industrial revenue bonds and special source revenue bonds to defray the cost of acquiring, enlarging, improving or expanding such project by construction and purchase; and (iv) to enter into agreements with other counties within the State of South Carolina for the purpose of creating multi-county industrial/business parks; and

     WHEREAS, the Tenant considered locating in several states and in several counties in the State of South Carolina (the "State"); and

     WHEREAS, as inducement for the Tenant to locate in the County, the County has agreed to issue its revenue bonds for the purpose of defraying the cost of acquiring, and constructing the Project (as hereinafter defined), which is to be located within the jurisdiction of the County and which consists generally of (i) a facility for the manufacture of personal hygiene products and (ii) certain Infrastructure (herein defined) associated with such facility; and

     WHEREAS, in reliance thereon the Tenant has decided to locate the Project in the jurisdiction of the County; and

     WHEREAS, in order to provide sources of revenue for the payment of principal and interest on such revenue bonds, the County has agreed to lease the Leased Property (as hereinafter defined) to the Tenant in accordance with the terms and conditions hereinafter set forth; and

     WHEREAS, the County by due corporate action has authorized the issuance of a not exceeding Sixty Million Dollars ($60,000,000) Industrial Revenue Bond, Series 1996 (Paragon Trade Brands, Inc. Project) (the "Industrial Bond"), pursuant to the Act in order to defray the costs of acquiring the Project (other than Infrastructure) to be located in the County and to enter into this Lease with the Tenant subject to the terms and conditions herein set forth; and

     WHEREAS, the County by due corporate action has authorized the issuance of a not exceeding Six Hundred Fifty Thousand Dollars ($650,000) aggregate principal amount Special Source Revenue Bond, Series 1996 (Paragon Trade Brands, Inc. Project) (the "Special Source Revenue Bond"), pursuant to the Act in order to defray the costs of acquiring the Infrastructure; and

     WHEREAS, the Project will be located in the Multi-County
Industrial/Business Park (the "Industrial Park") established by the County and Chester County, South Carolina (jointly, the "Counties"), pursuant to an Agreement for Development for a Joint County Industrial/Business Park dated March 8, 1994 and amended on July 31, 1995, by and among the Counties;

     NOW, THEREFORE, in consideration of the respective representations and agreements hereinafter contained, the County and the Tenant agree as follows; PROVIDED that in the performance of the agreements of the County herein contained, any obligation it may thereby incur for the payment of money shall not create a pecuniary liability or a charge upon its general credit or taxing powers but shall be a limited obligation of the County payable solely out of the revenues derived by it from this Lease and specifically pledged therefor, consisting of: (i) with respect to the Industrial Bond, the Basic Rent (hereinafter defined), the proceeds of the Industrial Bond and any sale proceeds or insurance or condemnation awards respecting the Project (except that portion of the Project consisting of Infrastructure), including any such moneys held by the County in the Revenue Fund (hereinafter defined) for the payment of the principal of and interest on the Industrial Bond and any investment income thereon; and (ii) with respect to the Special Source Revenue Bond, the Net FILOT Revenues (hereinafter defined), the proceeds of the Special Source Revenue Bond and any sale proceeds or insurance or condemnation awards with respect to the Infrastructure including any such moneys held by the County in the Revenue Fund for the payment of the principal of and interest on the Special Source Revenue Bond and any investment income thereon, subject, in each case, to the further limitations set forth hereinbelow and in the Indenture (as hereinafter defined):

                        [Article I follows on next page]

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Definitions. In addition to the words and terms elsewhere defined in this Lease, the following words and terms as used herein and in the preambles hereto shall have the following meanings unless the context or use indicates another or different meaning or intent. Furthermore, terms not defined herein which are defined in the Indenture (defined hereinbelow) shall have the meaning ascribed to them in the Indenture.

     "Act" shall mean, collectively, Title 4, Chapters 1, 12 and 29 of the Code of Laws of South Carolina, 1976, as amended, and all future acts amendatory thereof.

     "Administration Expenses" shall mean the reasonable and necessary expenses incurred by the County with respect to the Project, this Lease and the Indenture and the compensation and expenses paid to or incurred by the Purchasers, as defined hereinbelow, under this Lease or the Indenture; provided, however, that no such expense shall be considered an Administration Expense until the Issuer or either of the Purchasers, as the case may be, has furnished to the Tenant a statement in writing indicating the amount of such expense and the reason it has been or will be incurred.

     "Advance" shall mean any advance made under one or more Bonds as evidenced by notations on such Bonds as to such advances, pursuant to Section 3.01 or
3.02 of the Indenture.

     "Allocable Percentage" shall mean, in connection with any casualty or condemnation of a portion of the Leased Property under Article VII hereof or the Tenant's exercise of its option to purchase a portion of the Leased Property under Article X hereof, a fraction (i) the numerator of which is the sum of the Taxable Values of the Leased Property so affected, and (ii) the denominator of which is the sum of the Taxable Values of all Leased Property then owned by the County hereunder.

     "Authorized County Representative" shall mean the Chairman of County Council or such other person or persons at the time designated to act on behalf of the County by written certificate furnished to the Tenant and the Purchasers containing the specimen signature of such person and signed on behalf of the County by the Clerk of the County Council.

     "Authorized Tenant Representative" shall mean such person or persons at the time designated to act on behalf of the Tenant by a written certificate furnished to the County and the Purchasers containing the specimen signature of each such person and signed on behalf of the Tenant by its President, any Vice President or Treasurer or Assistant Treasurer or by the chief executive officer or chief financial officer of any successor-in-interest or assignee of the Tenant.

     "Basic Rent" shall have the meaning ascribed to it in Section 5.02 of this Lease.

     "Bonds" shall mean, collectively, the Industrial Bond and the Special Source Revenue Bond.

     "Code" shall mean the Code of Laws of South Carolina, 1976, as amended.

     "Completion Date" shall mean the earlier of (i) the date on which the acquisition, construction and installation of each of the Financed Increments constituting the Project are completed in their entirety as certified in accordance with Section 4.05 of this Lease or (ii) December 31 in the fifth year after the year in which this Lease is executed and delivered, or a later date (not later than December 31 in the seventh year after the year in which the Lease is executed and delivered) that the County may designate pursuant to the 2-year extension provisions of Section 4-12-30(C)(2) of the Act.

     "Controlled Group" shall have the meaning assigned to that term in Section 4-12-30((B)(4)(b)(iv) of the Act.

     "Cost" or "Cost of the Project" shall mean the cost of acquiring, by construction and purchase, the Project and shall be deemed to include, whether incurred prior to or after the date of this Lease: (a) obligations of the Tenant or the County incurred for labor, materials and other expenses to contractors, builders and materialmen in connection with the acquisition, construction and installation of the Project; (b) the cost of contract bonds and of insurance of all kinds that may be required or necessary during the course of construction of the Project, which are not paid by the contractor or contractors or otherwise provided for; (c) the expenses of the Tenant or the County for test borings, surveys, test and pilot operations, estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary in connection with the acquisition, construction and installation of the Project; (d) compensation and expenses of the Purchasers' legal, accounting, financial and printing expenses, fees and all other expenses incurred in connection with the execution and delivery of the Bonds; (e) all other costs which the Tenant or the County shall be required to pay under the terms of any contract or contracts for the acquisition, construction and installation of the Project; (f) costs incurred by the Tenant for the acquisition of a leasehold interest in the land upon which the Project is located; (g) any sums required to reimburse the Tenant or the County for advances made by either of them for any of the above items, or for any other work done and costs incurred by the Tenant or the County which are for the acquisition of land or property of a character subject to the allowance for depreciation provided for under Section 167 of the Internal Revenue Code of 1986, as amended, and included in the Project; and (h) any amount for the payment of interest on the Bonds accruing prior to the Completion Date and for which a requisition may be made under Section 3.03 of the Indenture.

     "County" shall mean Cherokee County, South Carolina, a body politic and corporate and a political subdivision of the State of South Carolina, and its successors and assigns.

     "County Council" shall mean the governing body of the County and its constituent members and their respective successors.

     "County Minimum" shall mean the payments due under Sections 6.03(a)(1) and 6.03(a)(3) hereof.

     "Default" shall mean an event or condition, the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 11.01 hereof.

     "Enterprise Zone" shall mean an enterprise zone as created under the South Carolina Enterprise Zone Act of 1995 as amended.

     "Escrow Agent" shall mean the Escrow Agent serving under the Escrow Agreement, initially, Haynsworth, Marion, McKay & Guerard, LLP.

     "Escrow Agreement" shall mean the Escrow Agreement dated as of October 1, 1996, by and among the County, the Tenant, the Industrial Bond Purchaser, the Special Source Revenue Bond Purchaser, and the Escrow Agent, as such may be amended or supplemented from time to time.

     "FILOT Revenues" shall mean the payments in lieu of taxes which the Tenant is obligated to pay to the County pursuant to Section 6.03 hereof.

     "Financed Increment Payment" shall have the meaning assigned to such term in Section 6.03 hereof.

     "Financed Increments" shall mean those increments of the Project (i) which are completed and fit for their intended use as prescribed by Section 12-37-670 of the Code, and (ii) which are financed by Advances under one or more Bonds pursuant to Section 3.01 or 3.02 of the Indenture, and (iii) as to which title has been conveyed to the County pursuant to Section 4.01 of this Lease.

     "Indemnified Party" shall have the meaning ascribed to it in Section 8.06 of this Lease.

     "Indenture" shall mean the Indenture, dated as of October 1, 1996, by and between the County, the Industrial Bond Purchaser, and the Special Source Revenue Bond Purchaser, as the same may be amended, modified, or supplemented in accordance with the provisions thereof.

     "Independent Counsel" shall mean an attorney duly admitted to practice law before the highest court of any state.

     "Industrial Bond" shall mean the Cherokee County, South Carolina, Industrial Revenue Bond, Series 1996 (Paragon Trade Brands, Inc. Project), in the principal amount of not exceeding $60,000,000, authorized, executed and delivered by the County under the Indenture, and any bonds executed and delivered under the Indenture in lieu of or in substitution thereof (including pursuant to Section 2.01 thereof), the proceeds of which will be applied as Advances to the Tenant to finance the Project.

     "Industrial Bond Purchaser" shall mean Paragon Trade Brands, Inc., and its permitted successors and assigns, as the initial holder of the Industrial Bond.

     "Infrastructure" shall mean all or part of the following property of the Project to the extent financed with the proceeds of the Special Source Revenue
Bond: (i) land purchase and grading, (ii) the roads, water and sewer facilities and other utilities serving the Project (to the extent not paid for with state, local or federal grants), including without limitation any pretreatment facilities and proposed water retention facilities, also as set forth in the Plans and Specifications and (iii) all land and machinery, equipment, fixtures and other personal property ancillary to any of the property described in the foregoing clauses.

     "Lease" shall mean this agreement as originally executed and from time to time supplemented or amended as permitted herein.

     "Leased Equipment" shall mean all machinery, equipment, furnishings, fixtures and other personal property acquired from the proceeds of the Bonds and installed on the Leased Land.

     "Leased Land" shall mean the real estate described in Exhibit A attached hereto as may be supplemented from time to time.

     "Leased Property" shall mean the Project, including the Leased Land; the Leased Equipment; the Infrastructure, the Non-Project Leasehold Improvements, any Replacement Property and any other property which is, or which may hereafter become subject to the demise of this Lease.

     "Multi-County Fee" shall mean the fee payable by the County to Chester County, South Carolina or any successor thereto under the Multi-County Park Agreement.

     "Multi-County Industrial Park" shall mean the Multi-County
Industrial/Business Park established pursuant to the Multi-County Park Agreement, and any multi-county industrial or business park which includes the Project and which is designated by the County as such pursuant to any agreement which supersedes or replaces the Multi-County Park Agreement.

     "Multi-County Park Agreement" shall mean the Agreement for Development of a Joint County Industrial Business Park between the County and Chester County, South Carolina dated March 8, 1994, as amended on July 31, 1995 and as amended, supplemented or replaced from time to time.

     "Net FILOT Revenues" shall mean the FILOT Revenues remaining after payment of the County Minimum and Multi-County Fee.

     "Non-Project Leasehold Improvements" shall mean those buildings, structures and fixtures on the Leased Land, the costs of acquisition and construction of which is paid for from sources other than Bond proceeds and which property does not constitute Replacement Property.

     "Payment Date" shall mean each date specified in the Bonds for the payment of principal or interest thereon.

     "Permitted Encumbrances" shall mean as of any particular time, (i) liens for ad valorem taxes and special assessments not then delinquent; (ii) this Lease, and the Indenture; (iii) utility, access and other easements and rights of way, flood rights, leases, subleases, restrictions and exceptions that an Authorized Tenant Representative certifies will not interfere with or impair the operations being conducted at the Project (or, if no operations are being conducted therein, the operations for which the Project was designed or last modified); (iv) matters of record on the date hereof and such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title, not on record, as normally exist with respect to properties similar in character to the Project and as do not, according to the written certification of an Authorized Tenant Representative delivered to the Purchasers, materially impair the property affected thereby for the purpose for which it was acquired or is held by the County; (v) mechanic's and materialman's liens in effect on the date hereof or otherwise provided that any such lien is contested in good faith and Tenant shall within ninety (90) days of the filing of such lien remove the lien by placing the appropriate bond with the Office of the Clerk of Court for Cherokee County, South Carolina; (vi) any mortgage, lease, security interest or financing in the ordinary course of business with respect to machinery and equipment not constituting part of the Project to be used or installed at the Project; and (vii) any other lien, mortgage, easement or encumbrance to which the Purchasers consent, provided, however, that the matters described in foregoing clauses (vi) and (vii) shall be subordinate to the Reserved Rights of the County hereunder and to the interest of the Special Source Revenue Bond Purchaser hereunder.

     "Person" shall mean and include any individual, association, limited liability company or partnership, unincorporated organization, corporation, partnership, joint venture, or government or agency or political subdivision thereof.

     "Plans and Specifications" shall mean the plans and specifications prepared for the Project, on file at the Tenant's office, as the same may be implemented and detailed from time to time and as the same may be revised from time to time prior to the completion of the acquisition, construction and installation of the Project in accordance with Section 4.04 hereof.

     "Pledged Revenues" shall mean: (i) with respect to the Industrial Bond, the Basic Rent, the proceeds of the Industrial Bond and any sale proceeds or insurance or condemnation awards respecting the Project (except that portion of the Project consisting of Infrastructure), including any such moneys held by the County in the Revenue Fund for the payment of the principal of and interest on the Industrial Bond and any investment income thereon; and (ii) with respect to the Special Source Revenue Bond, the Net FILOT Revenues, the proceeds of the Special Source Revenue Bond and any sale proceeds or insurance or condemnation awards respecting the Infrastructure, including any such moneys held by the County in the Revenue Fund for the payment of the principal of and interest on the Special Source Revenue Bond and any investment income thereon.

     "Project" shall mean (i) the Leased Land; (ii) Infrastructure; (iii) all buildings and appurtenances which are presently under construction or are to be constructed on the Leased Land from the proceeds of the Bonds, as they may at any time exist, including any air conditioning and heating system (which shall be deemed fixtures); (iv) the Leased Equipment and all other machinery, equipment, other fixtures or personal property, (a) the acquisition of which was financed in whole or in part from the proceeds of the Bonds, or (b) which is installed in or on the foregoing buildings or on the Leased Land in substitution or replacement of all or any part of such equipment; (v) any personal property acquired hereafter which becomes so attached, integrated or affixed to any item described in the foregoing clauses that it cannot be removed without impairing the operating utility of such item as originally designed or damaging such item, and (vi) to the extent not covered by the foregoing, anything qualifying as a Project under Sections 4-29-10(3) or 4-12-30 of the Act or as "infrastructure" under Section 4-29-68(A)(2) of the Act.

     "Purchasers" shall mean collectively, the Industrial Bond Purchaser and the Special Source Revenue Bond Purchaser.

     "Reconveyance Documents" shall have the meaning ascribed to it in the Escrow Agreement.

     "Replacement Property" shall mean all property installed on the Leased Property or in the buildings, improvements and personal property theretofore constituting part of the Project to the extent that Section 4-12-30(F) of the Act permits such property to be included in the Project.

     "Reserved Rights" shall mean the rights of the County hereunder to receive notices, to inspect the Leased Property and any books and records relating to the Leased Property,
                                      7
to receive payment of Administration Expenses for costs incurred by the County pursuant to Section 5.03 of this Lease; to receive the FILOT Revenues pursuant to Sections 5.03 and 6.03 hereof; to receive so much of Net FILOT Revenues as shall remain following payment of the principal of and interest on the Special Source Revenue Bond; and to receive indemnification under Sections 8.06 and 8.10 hereof.

     "School District" shall mean the School District of Cherokee County, South Carolina, and its successors within which the Project is located at any given point of time.

     "Special Source Revenue Bond" shall mean the Cherokee County, South Carolina, Special Source Revenue Bond, Series 1996 (Paragon Trade Brands, Inc. Project), in the principal amount of not exceeding $650,000, authorized, executed, and delivered by the County under the Indenture and any bonds executed and delivered under an indenture in lieu of or in substitution thereof (including pursuant to Section 2.02 thereof), the proceeds of which will be disbursed by Advances to the Tenant to finance a certain portion of the Project constituting Infrastructure.

     "Special Source Revenue Bond Purchaser" shall mean Paragon Trade Brands, Inc., a Delaware Corporation, as the Holder of the Special Source Revenue Bond, and its permitted successors and assigns.

     "Taxable Value" means, at any time, the value of any item of Leased Property for South Carolina ad valorem tax purposes, after any allowance for depreciation of such item.

     "Tenant" shall mean Paragon Trade Brands, Inc., a Delaware Corporation, and any surviving, resulting or transferee entity in any merger, consolidation or transfer of assets permitted under Section 8.05 hereof; or any other person or entity which may succeed to the rights and duties of the Tenant hereunder in accordance with all applicable provisions hereof.

     "Term" shall mean the duration of the leasehold estate as set forth in
Section 5.01 hereof.

     "Threshold Date" shall mean December 31 of the fifth year after the year in which this Lease is executed and delivered.

     "Transfer Provisions" shall mean the provisions of subsection (M) of
Section 4-12-30 of the Act, as amended or supplemented from time to time.

     All terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Indenture.

     SECTION 1.02. References to Lease. The words "hereof", "herein", "hereunder" and other words of similar import refer to this Lease as a whole.


                               [End of Article I]

                                   ARTICLE II

                         REPRESENTATIONS AND COVENANTS

     SECTION 2.01. Representations and Covenants of the County. The County Council makes the following representations and covenants, on behalf of itself and on behalf of the County, as the basis for the undertakings of the County herein contained:

     (a) The County is a body politic and corporate and a political subdivision of the State of South Carolina and is authorized and empowered by the provisions of the Act to enter into the transactions contemplated by this Lease and to carry out its obligations hereunder. The Project, financed in part with the Industrial Bond, constitutes and will constitute a "Project" within the meaning of the Act, and the portion of the Project financed with the Special Source Revenue Bond constitutes unimproved land and infrastructure under the Act. By proper action by the County Council, the County has been duly authorized to execute and deliver this Lease, the Indenture and has been duly authorized to issue the Bonds;

     (b) The County will accept title to the Project and lease the Project to the Tenant and sell the Project to the Tenant at the expiration or sooner termination of the Term of this Lease, if the Tenant shall elect to purchase the same, all for the purpose of promoting the industrial development, developing the trade, and utilizing and employing the manpower, agricultural products and natural resources of the State of South Carolina;

     (c) The Tenant has determined that the Cost of the Project, to be financed from the Industrial Bond, will not exceed $60,000,000 and on that basis the County will issue the Industrial Bond in the principal amount of not exceeding $60,000,000, and the Special Source Revenue Bond in the principal amount of not exceeding $650,000, both of which will be dated, mature and bear interest as set forth in the Indenture and which will be subject to redemption on the occasions and at the redemption prices set forth in the Indenture;

     (d) Concurrently with the delivery hereof, the County will execute and deliver the Indenture;

     (e) The County is not in default under any of the provisions of the laws of the State of South Carolina whereby any such default would adversely affect the issuance, validity or enforceability of the Bonds;

     (f) This Lease and the Indenture each constitute valid and binding commitments of the County and the authorization, execution and delivery of this Lease and the Indenture, and the performance by the County of its obligations hereunder and thereunder will not conflict with or constitute a breach of, or a default under, any existing law, court or administrative regulation, decree, order or any provision of the Constitution or laws of the State of South Carolina relating to the establishment of the County or its affairs, or any material agreement, mortgage, lease or other instrument to which the County is subject or by which it is bound; and

     (g) No actions, suits, proceedings, inquiries or investigations are pending or threatened against or affecting the County in any court or before any governmental authority or arbitration board or tribunal, any of which involve this Lease or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Indenture or this Lease.

     No representation by the County is hereby made with regard to compliance by the Project or any Person with laws regulating (i) the construction or acquisition of the Project, (ii) environmental matters pertaining to the Leased Property, (iii) the marketability of title to any of the Leased Property, or
(iv) the offer or sale of any securities.

     SECTION 2.02. Representations and Warranties by Tenant. The Tenant makes the following representations and warranties as the basis for the undertakings on its part herein contained:

     (a) The Tenant is a corporation, validly existing and in good standing, under the laws of the State of Delaware, is duly qualified to do business in South Carolina, has power to enter into this Lease, and by proper corporate action has been duly authorized to execute and deliver this Lease.

     (b) This Lease constitutes a valid and binding commitment of the Tenant and the authorization, execution and delivery of this Lease, the Indenture and the Escrow Agreement, and the performance by the Tenant of its obligations hereunder or thereunder, will not conflict with or constitute a breach of, or a default under, (i) any existing law, court or administrative regulation, decree, or order, or (ii) any material agreement, mortgage, lease or other instrument, to which the Tenant is subject or by which it or its properties are bound which would have a material adverse affect on the Tenant's ability to perform its obligations hereunder. The Tenant has obtained, or will obtain in due course, all governmental and third party consents, licenses and permits deemed by the Tenant to be necessary or desirable for the acquisition, construction and operation of the Project as contemplated hereby, and will maintain all such consents, permits and licenses in full force and effect.

     (c) No event has occurred and no condition currently exists with respect to the Tenant which would constitute a Default or an "Event of Default" as defined herein or in the Indenture.

     (d) The Tenant intends to operate the Project for the purpose of a facility for the manufacture of personal hygiene products and for such other purposes permitted under the Act as the Tenant may deem appropriate. The Project constitutes a "Project" permitted under the Act, and the Infrastructure constitutes infrastructure within the meaning of Section 4-29-68(A)(2) of the Act. The South Carolina Coordinating Council for Economic Development has approved the Project for benefits under the Enterprise Zone Act.

     (e) The acquisition, by construction and purchase, of the Project by the County through the issuance of the Bonds and the leasing of the Project to the Tenant has been instrumental in inducing the Tenant to locate within the Multi-County Industrial Park and enlarge its facilities in the County and in the State of South Carolina.

     (f) The Industrial Bond is being issued in the amount estimated by the Tenant to be required to pay the Cost of the Project exclusive of the cost of the Infrastructure. The Special Source Revenue Bond is being issued in the amount estimated by the Tenant to be required to pay for the Infrastructure. The Tenant expects that all proceeds of the Bonds will be used for such purposes no later than the Threshold Date.

     (g) To the best of Tenant's knowledge no actions, suits, proceedings, inquiries or investigations are pending or threatened against or affecting the Tenant in any court or before any governmental authority or arbitration board or tribunal, any of which involve the possibility of any material and adverse effect upon the transactions contemplated by this Lease or which, in any way would adversely materially affect the validity or enforceability of the Bonds, the Indenture, this Lease or any agreement or instrument to which the Tenant is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby.


                              [End of Article II]

                                  ARTICLE III

                     DEMISING CLAUSE AND WARRANTY OF TITLE

     SECTION 3.01. Demise of the Leased Property. The County demises and leases to the Tenant, and the Tenant leases from the County, the Leased Property for the Term and at the rental set forth in Article V hereof and in accordance with the other provisions of this Lease. The County and the Tenant agree that this Lease or a memorandum hereof shall be recorded in the office of the Register of Mesne Conveyances for the County and that all other filings necessary and appropriate to provide record notice of their respective interests hereunder shall be made promptly upon the execution and delivery hereof.

     SECTION 3.02. No Warranties of Title by County. The Tenant acknowledges that it has examined the Leased Land and so much of the other Leased Property as is in existence on the date of execution and delivery hereof, as well as title thereto, prior to the making of this Lease and knows the condition and state thereof as of the day of the execution hereof, and accepts the same in said condition and state; that no warranties or representations as to the condition or state thereof have been made by representatives of the County; and that the Tenant in entering into this Lease is relying solely upon its own examination thereof and of any Leased Property which shall hereinafter become subject to the demise hereof. The County makes no warranty, either express or implied, as to title to any of the Leased Property or the design, capabilities or condition of the Leased Property or that it will be suitable for the Tenant's purposes or needs.

     Unless the County causes a defect in title to any of the Leased Property by its acts, the County shall not be liable to the Tenant or any other Person for any damages resulting from failure of or any defect in the County's title to the Leased Property which interferes with, prevents or renders burdensome the use or occupancy of the Leased Property or the compliance by the Tenant with any of the terms of this Lease, or from any cause whatsoever. No failure or defect in the County's title to any of the Leased Property shall terminate this Lease or entitle the Tenant to any abatement, in whole or in part, of any of the rental or any other sums to be paid by the Tenant pursuant to any of the terms of this Lease.

     SECTION 3.03. Limited Covenant of Quiet Possession. The County does not make any representation or covenant that the Tenant shall have quiet and peaceable possession of the Leased Property; provided, however, the County agrees that it will not take or cause another party to take any action to interfere with the Tenant's peaceful and quiet enjoyment of the Leased Property. In the event peaceful and quiet enjoyment of the Leased Property shall be denied to the Tenant or contested by anyone, the County shall, upon request of the Tenant, join where necessary in any proceeding to protect and defend the quiet enjoyment of the Tenant, provided that the Tenant shall pay the entire cost of any such proceeding and shall reimburse and indemnify and hold harmless the County from any cost or liability whatsoever resulting therefrom. The provisions of this Section shall be subject and conditioned upon the obligations of the Tenant in this Lease.

     SECTION 3.04 No Conveyance or impairment of Title by the County. The County covenants and agrees that, during the Term of this Lease, it will not sell, lease, mortgage, grant easements or rights of way, grant purchase options or rights of first refusal to purchase, encumber, lease or otherwise convey or transfer, the Leased Property or any portion thereof or any interest therein, or convey, or suffer or permit the conveyance of, or impair or permit the impairment of (other than Permitted Encumbrances), by any voluntary act or omission on its part, its title to the Leased Property to any person, firm or corporation whatsoever irrespective of whether any such conveyance or attempted conveyance shall recite that it is expressly subject to the terms of this Lease; provided, however, that nothing herein shall restrict the conveyance or transfer of the Leased Property in accordance with any terms or requirements of this Lease or of the Indenture or as otherwise may be consented to in writing by the Tenant and the Purchasers.

                              [End of Article III]

                                   ARTICLE IV

              ACQUISITION BY CONSTRUCTION AND PURCHASE OF PROJECT;
                     ISSUANCE OF BONDS TO PAY PROJECT COSTS

     SECTION 4.01. Acquisition by Construction and Purchase of Project. The Tenant hereby agrees to acquire the Project by constructing and purchasing the Project in accordance with the Plans and Specifications and to convey to the County on or before December 31 of each calendar year through the Completion Date title to the Financed Increment placed in service during such calendar year upon payment from the proceeds of the Bonds, of Costs of the Project as provided in Sections 4.02 and 4.03 of an amount sufficient in each case to reimburse the Tenant for Cost of such Financed Increment. Such conveyance shall be made in the manner set forth in the Escrow Agreement. The Tenant further agrees to use its best efforts to cause such acquisition as promptly as practicable and to expend upon the acquisition and expansion of the Project not less than $5,000,000 by the Threshold Date. The Tenant reasonably expects to invest in excess of $40,000,000 in the Project prior to the Completion Date. Title to the Project shall be and remain in the name of the County throughout the Term of this Lease, subject to the Tenant's rights hereunder to purchase the Project, or portions thereof.

     SECTION 4.02. Issuance of Industrial Bond. The County will issue its Industrial Bond pursuant to the terms of the Indenture and the Act and the Industrial Bond Purchaser will make Advances under the Industrial Bond in the amount necessary to reimburse the Tenant for, or otherwise pay, the Cost of each Financed Increment conveyed to the County by the Tenant pursuant to
Section 4.01 hereof, all in accordance with Article III of the Indenture. The Industrial Bond will be dated, will mature and bear interest, will be subject to redemption on the occasions and at the redemption prices and will be payable as to principal and interest, be secured by and be subject to such terms and conditions, as are set forth in the Indenture.

     SECTION 4.03. Issuance of Special Source Revenue Bond. The County will issue its Special Source Revenue Bond pursuant to the terms of the Indenture and the Act and the Special Source Revenue Bond Purchaser will make Advances under the Special Source Revenue Bond initially issued thereunder in accordance with Article III of the Indenture in payment of that portion of the Cost of the Project related to Infrastructure. The Special Source Revenue Bond will be dated, will mature and bear interest, will be subject to redemption on the occasions and at the redemption prices and will be payable as to principal and interest, be secured by and be subject to such terms and conditions, set forth in the Indenture.

     SECTION 4.04. Revision of Plans and Specifications. The Tenant may revise the Plans and Specifications at any time and from time to time prior to the Completion Date, provided that no such revision shall alter the design of the Project in such a fashion as to cause it to cease to be a project as defined in
Section 4-29-10(3) of the Act. In connection with any such revision, the Tenant shall make available for inspection by the County and the Purchaser upon reasonable notice and conditions, complete copies of the Plans and Specifications, as so revised. The Tenant may also supplement Exhibit A from time to time, with the written consent of the County, which consent will not be unreasonably withheld, in each case upon reasonable notice and conditions (including without limitation compliance with the confidentiality provisions of Sections 4.07 and 8.02).

     SECTION 4.05. Completion Date. The completion date of each Financed Increment shall be evidenced to the Purchasers and the County by a certificate of an Authorized

Tenant Representative (which may be in the form of a requisition) certifying that the acquisition of and construction of such Financed Increment has been completed in accordance with the Plans and Specifications, certifying the date of such completion, and stating that payment of the Cost of the Project or provision therefor has been made except for any items of the Cost of the Project not then due and payable or the liability for payment of which is being contested or disputed by the Tenant. Notwithstanding the foregoing, the certificate of completion may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

     SECTION 4.06. Completion of the Project if Bond Proceeds are Insufficient. If the principal of the Bonds available for payment of the Cost of the Project is insufficient to pay such Cost of the Project in full, the Tenant will complete or cause to be completed the Project and pay or cause to be paid all of that portion of the Cost of the Project in excess of the moneys available therefor under the Bonds. The County does not make any warranty, either express or implied, that the moneys which will be advanced under the Bonds will be sufficient to pay the Cost of the Project. If the Tenant shall pay any portion of the Cost of the Project pursuant to the provisions of this Section 4.06, it shall not be entitled to any reimbursement therefor, nor shall it be entitled to any diminution in or postponement of the payments required in Articles V or VI of this Lease to be paid by the Tenant.

     SECTION 4.07. Records and Reports, Non-Disclosure. (a) The Tenant agrees to maintain complete books and records accounting for the acquisition, financing, construction and operation of the Project. Such books and records shall:

           (i) permit ready identification of the various Financed Increments and components thereof and shall separately identify all elements which constitute Infrastructure;

           (ii) confirm the dates on which each Financed Increment was placed in service;

           (iii) confirm the amount of each Advance by the Purchaser under the Bonds with respect to the corresponding Financed Increment, and the amount of each Advance which relates to a particular item of the Project which is less than a Financed Increment; and

           (iv) include copies of all filings made by the Tenant with the Cherokee County Auditor or the South Carolina Department of Revenue and Taxation with respect to property placed in service as part of the Project (all items in Section 4.07(iv) herein collectively "Filings").

      (b) The Tenant shall deliver to the County copies of all Filings annually during the term of this Lease, not later than thirty (30) days following delivery thereof to the County Auditor or the South Carolina Department of Revenue and Taxation, as appropriate in each year. Notwithstanding any other provision of this Section 4.07, the Tenant may designate with respect to any Filings delivered to the County segments thereof that the Tenant believes contain proprietary, confidential or trade secret matters. Except as required by the South Carolina Freedom of Information Act, the County Council, the County, its officers and employees and the Purchasers shall not disclose any such confidential information regarding the Project, the Leased Premises, the Tenant, Tenant's operations and manufacturing processes, any other competitively sensitive information which is not information generally and independently known by the public without, the prior written authorization of the Tenant. The County shall notify the Tenant in the event of the County's receipt of any Freedom of Information Act request concerning the aforesaid confidential information and, to the extent permitted by law, will not respond to such request until such time as the Tenant has reviewed the request and taken any action authorized by law to prevent its disclosure. If the Tenant fails to act to prevent any disclosure of such information under the South Carolina Freedom of Information Act within 10 days after Tenant's receipt of notice of such request, the County may provide such information as in its judgement is required to comply with such law and the County will have no liability to the Tenant in connection therewith.


                              [End of Article IV]

                                   ARTICLE V

                         LEASE TERM AND RENT PROVISIONS

     SECTION 5.01. Term. Subject to the terms and provisions herein contained, this Lease shall be and remain in full force and effect for a term commencing on the date hereof, and ending at midnight twenty (20) years from the Completion Date, unless sooner terminated as herein permitted; provided that, if at the expiration of the Term payment of the Bonds or all payments in lieu of taxes under Section 6.03 relating to the operation of the Project during the Term have not been made or provided for in accordance with the Indenture, the Term shall expire on such later date as such payments shall have been made in full or so provided for.

     SECTION 5.02. Basic Rent. The Tenant will pay to the County without notice or demand, in such lawful money of the United States of America as at the time of payment shall be legal tender for public and private debts, sums equal to the amounts required to pay, at the times and places required under the Indenture, the principal and interest on the Industrial Bond as basic rental (herein called the "Basic Rent"), which shall be payable on or before each Payment Date with respect to the Industrial Bond, the sum which will equal the principal of (whether by maturity, acceleration or redemption) and the interest on the Industrial Bond on such Payment Date; and

     In view of the assignment by the County to the Industrial Bond Purchaser under Section 5.05 hereof of its right to receive Basic Rent hereunder, the County hereby authorizes and directs the Tenant to make all payments of Basic Rent directly to the Industrial Bond Purchaser. As long as the Tenant is the Holder of the Industrial Bond, the Tenant may offset the obligation to make payments of Basic Rent hereunder, including without limitation amounts due pursuant to Section 10.03 hereof, against its right as Industrial Bond Purchaser to receive payments of the principal of, and interest on, the Industrial Bond.

     SECTION 5.03. Additional Rent. In addition to Basic Rent, the Tenant will pay on demand, as Additional Rent, all other amounts, liabilities and obligations which the Tenant assumes or agrees to pay hereunder (hereinafter collectively called "Additional Rent"), including without limitation, the Tenant's obligation under Section 6.03 hereof to pay FILOT Revenues. All FILOT Revenues shall be used by the County, first to satisfy obligations to Chester County, South Carolina pursuant to the Multi-County Park Agreement; second, to satisfy the Tenant's obligations to pay to the County amounts corresponding to the County Minimum which shall be paid to the County Treasurer, third to pay debt service on the Special Source Revenue Bond, to the Special Source Revenue Bond Purchaser; and fourth, the remaining balance of the FILOT payments to the County for distribution under the Multi-County Park Agreement. In view of the assignment by the County to the Special Source Revenue Bond Purchaser under
Section 5.05 hereof of its right to receive the Net FILOT Revenues hereunder, the County hereby authorizes and directs the Tenant to make payments from the Net FILOT Revenues sufficient to pay the principal of, and interest on, the Special Source Revenue Bond directly to the Special Source Revenue Bond Purchaser. As long as the Tenant is the Holder of the Special Source Revenue Bond, the Tenant may offset the obligation to make Net FILOT Payments hereunder, including without limitation amounts due pursuant to Section 10.03 hereof, against its right as Special Source Revenue Bond Purchaser to receive payments of the principal of, and interest on, the Special Source Revenue Bond. Any Net FILOT Revenues remaining after payment with respect to the Special Source Revenue Bond shall be paid to the County. In the event of any failure on the part of the Tenant to pay such Additional

Rent, the County shall have all rights, powers and remedies provided for herein or by law or equity or otherwise.

     As further Additional Rent hereunder, the Tenant agrees to pay Administration Expenses to the County and the Special Source Revenue Bond Purchaser. The Tenant shall pay such Administration Expenses and indemnification payments pursuant to Sections 8.06 and 8.10 of this Lease when and as they shall become due, but in no event later than 45 days after receiving written notice from the County, the Special Source Revenue Bond Purchaser or the Indemnified Party, as the case may be, specifying the nature of such expense and requesting payment of same. No payment of the further Additional Rent described in this paragraph shall reduce either the amount or the Tenant's duty to pay the County Minimum.

     SECTION 5.04. FILOT Payments Secured by Tax Lien. The County's right to receive FILOT Revenues as Additional Rent hereunder shall have a first priority lien status pursuant to Section 4-12-30(Q)(5) of the Act and Chapters 4 and 54 of Title 12 of the Code.

     SECTION 5.05. Assignment and Pledge by County to Purchaser. It is understood and agreed that this Lease and all Pledged Revenues are to be pledged and assigned by the County to the Purchasers pursuant to the Indenture. The Tenant agrees that this Lease is a net lease and so long as any part of the Bonds are outstanding and unpaid, the Tenant assents to such pledge and assignment and agrees that its obligation to make payments required hereunder to the Purchasers on behalf of the County (except as otherwise provided herein) shall be absolute and unconditional and shall not be subject to any defense (other than payment) or any right of set-off (other than the rights and duties of setoff in connection with debt service on the Bonds, as provided in the Indenture), counterclaim or recoupment arising out of any breach by the County of any obligation to the Tenant, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Tenant by the County.

     The County directs the Tenant, and the Tenant agrees, (i) to pay directly to the Industrial Revenue Bond Purchaser on behalf of the County all payments payable by the Tenant to the County pursuant to this Lease (except payment of Administration Expenses pursuant to Section 5.03 hereof, indemnification payments pursuant to Sections 8.06 and 8.10 hereof, and payment of amounts due to the County pursuant to Sections 9.01 and 10.02 hereof, and the FILOT Revenues); and (ii) to pay directly to the Special Source Revenue Bond Purchaser on behalf of the County so much of the Net FILOT Revenues as may be necessary to pay the principal of, and interest on, the Special Source Revenue Bond.

     SECTION 5.06. Defaulted Payments. In the event the Tenant should fail to make any of the payments required in this Article V or in Article VI hereof, the item or installment so in default shall continue as an obligation of the Tenant until the amount in default shall have been fully paid, and the Tenant agrees to pay the same with interest thereon (to the extent permitted by law) at the rate per annum which is equal to the stated rate of the Industrial Bond and, in the case of the payments-in-lieu of taxes, subject to the penalties provided by law until paid.

                                   ARTICLE VI

                MAINTENANCE AND MODIFICATION OF LEASED PROPERTY;
                  PAYMENTS IN LIEU OF TAXES; TAXES, UTILITIES
                          AND OTHER CHARGES; INSURANCE

     SECTION 6.01. Maintenance of Leased Property. The Tenant at its own expense during the Term of this Lease will keep and maintain the Leased Property in good repair and in good operating condition. The Tenant will promptly make, or cause to be made, all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Leased Property in good and lawful order and in good operating condition, wear and tear from reasonable use excepted, whether or not such repairs are due to any laws, rules, regulations or ordinances hereafter enacted which involve a change of policy on the part of the government body enacting the same.

     The County shall not be required to rebuild or to make any repairs, replacements or renewals of any nature or description to the Leased Property or to make any expenditure whatsoever in connection with this Lease or to maintain the Leased Property in any way. The Tenant expressly waives the right contained in any law now or hereafter in effect to make any repairs at the expense of the County, as lessor hereunder.

     SECTION 6.02. Modification of Leased Property. (a) Subject to the consent of the Purchasers, and such consent is not to be unreasonably withheld or delayed, and as long as no Event of Default exists hereunder, the Tenant shall have the right at any time and from time to time during the Term hereof to undertake any of the following:

           (i) The Tenant may, at its own expense, renovate the Leased Property and, in connection therewith, make Non-Leasehold Improvements, install Replacement Property in the Project and add to, and delete from (subject to the payments due under Section 10.02 hereof), the Leased Property all such property as the Tenant in its discretion deems useful or desirable.

           (ii) In any instance where the Tenant in its discretion determines that any items of Leased Equipment have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for operations on the Leased Land, the Tenant may remove such items of Leased Equipment from the Leased Land and (on behalf of the County) sell, trade-in, exchange or otherwise dispose of them (as a whole or in part) without the consent of the County; provided, however, the cumulative amount of such transfers in any one calendar year shall not exceed $250,000. If Leased Equipment in excess of $250,000 shall be transferred in any one calendar year, the Tenant shall purchase such Leased Property pursuant to Section 10.02 hereof.

     (b) The County agrees that so long as no Event of Default exists hereunder on the part of the Tenant, it will convey fee title, grant easements, rights of way, licenses, execute party wall agreements or terminate any of the foregoing or enter into such other similar agreements with respect to the Leased Land, whether for the benefit of the Leased Property or other land, for the purposes of providing railroad services; gas, petroleum, water, sewer, drainage, stormwater runoff or other utility services; roadway or roadway access; expansion of the Tenant's facilities; reasonable business purposes of the Tenant; such other similar purposes as may be deemed necessary or desirable by the Tenant; or any purpose approved by the Purchasers upon receipt of the following:

           (i) one or more instruments of transfer in the form necessary for such purpose with an accurate legal description of the real property proposed to be conveyed;

           (ii) a certificate from an Authorized Tenant Representative requesting the action to be taken and stating that (x) that no Default or Event of Default of the Tenant has occurred and is then continuing, (y) the conveyance will not materially interfere with the Tenant's operation of the Project or impair the character of the Leased Property for the purpose for which it was last designed or modified and is not detrimental to the proper conduct of the business of the Tenant at the Leased Property; and (z) such conveyance will not destroy the means of ingress or egress to and from the Project of the Tenant on the Leased Property; and

           (iii) unless waived in writing by the Purchasers, an opinion of Counsel reasonably acceptable to the County and the Purchasers as to form and content that the proposed conveyance is permitted by the Act and is not in violation of the terms hereof or of the Indenture.

      Upon receipt of the foregoing, the County shall promptly execute and deliver such conveyance, grant or agreement.

      (c) Tenant may require the County to convey title to the Tenant, upon the Tenant's written request, of any portion of the Leased Land and the improvements thereon which were not purchased with Bond proceeds, less any portion of the Leased Land necessary to the continuation and function of the Leased Property as determined by the County, the Purchasers and the Tenant and shall be subject to the consent of the Purchasers, provided, that such consent shall not be unreasonably withheld or delayed. Any such conveyance shall be delineated by an accurate plat of survey. The County's obligation to convey any property under this subsection 6.02(c) shall be conditioned upon its prior receipt of the following:

           (i) a legal description of the real property proposed to be conveyed (which legal description shall be accompanied by a current plat of survey delineating the Leased Land affected by the proposed conveyance);

           (ii) one or more instruments of transfer in the form necessary for such purpose;

           (iii) a certificate from an Authorized Tenant Representative requesting the action to be taken and stating that (x) the conveyance will not materially interfere with the Tenant's operation of the Project or impair the character of the Leased Property for the purpose for which it was last designed or modified and is not detrimental to the proper conduct of the business of the Tenant at the Leased Property; and (y) such the manufacturing facilities of the Tenant on the Leased Property; and

           (iv) unless waived in writing by the Purchasers, an opinion of Counsel reasonably acceptable to the County and the Purchaser as to form and content, that the proposed conveyance is permitted by the Act and is not in violation of the terms hereof or of the Indenture.

      No release effected under the provisions of this Section 6.02 shall entitle the Tenant to any abatement or diminution of the Basic Rent or Additional Rent payable under Section

5.02 hereof.

     SECTION 6.03. Payments in Lieu of Taxes.

     (a) In accordance with the provisions of Section 4-12-30 of the Act, during the Term of the Lease the Tenant shall make with respect to the Leased Property annual payments in lieu of taxes in the amounts set forth in this
Section 6.03 at the times and places, and in the same manner and subject to the same penalty assessments as prescribed by the County or the State Department of Revenue and Taxation for ad valorem taxes. Such annual payments shall be made on or before February 1 of the following calendar year for each year during the Term of this Lease, commencing February 1, 1997. The amounts of such annual payments in lieu of taxes as provided in Section 4-12-30 of the Act are as follows:

     Each annual payment shall equal the sum of

     (1) a payment with respect to any portion of the Leased Property consisting of undeveloped land equal to the taxes that would otherwise be due if such property were taxable;

     (2) a Financed Increment Payment with respect to each Financed Increment, including Replacement Property for the Leased Property originally included in such Financed Increment, calculated as set forth in the next succeeding paragraph of this Lease for each of twenty consecutive years (except to the extent that any portion of such Financed Increment ceases to qualify for a negotiated fee in lieu of taxes under Section 4-12-30 of the Act) commencing with the year following the year in which the respective Financed Increments are placed in service; and

     (3) a payment with respect to Non-Project Leasehold Improvements equal to the statutory payments in lieu of ad valorem taxes required by Section 4-12-20 or Section 4-1-170 of the Code, with appropriate reductions similar to the tax exemption, if any, which would be afforded to the Tenant if it were the owner of such leasehold improvements.

     (b) Each Financed Increment Payment shall be equal to the product which would result from multiplying a millage rate of 213.0 mills by six percent (6%) of the fair market value of the improvements to real property and Leased Equipment included within such Financed Increment. Such fair market value must be that determined by the State Department of Revenue and Taxation at the time of payment and must include all Replacement Property and deductions for depreciation or diminution in value allowed by Section 4-12-30(F) of the Act or by the tax laws generally and such fair market value must exclude all applicable ad valorem tax exemptions except the exemption allowed pursuant to
Section 3(g) of Article X of the Constitution of the State of South Carolina and the exemptions allowed pursuant to Section 12-37-220B(32) and (34) of the Code. The total annual payment due under Section 6.03(a)(2) shall equal the sum of the payments due for each Financed Increment.

     (c) In the event that the Act and/or the above-described payments in lieu of taxes or any portion thereof, are declared invalid or unenforceable, in whole or in part, for any reason, the Tenant and the County express their intentions that such payments be reformed so as to afford the Tenant the maximum benefit then permitted by law. If the Project is deemed not to be eligible for a negotiated fee-in-lieu of tax pursuant to Section 4-12-30 of the Act in whole or in part, the Tenant and the County agree that the Tenant shall pay a fee in lieu of tax pursuant to the Multi-County Industrial Park Agreement and Section 4-12-20 of the Act (such fee in lieu of tax being a "Multi-County Fee"). In such event, the Tenant shall be entitled (1) to enjoy the five-year exemption from ad valorem taxes (or fees in lieu of taxes) provided by South Carolina Constitution Article X, Section 3, and any other exemption allowed by law from time to time; (2) to enjoy all allowable depreciation; and (3) to receive credit, if any be allowed by the applicable law, by reason of the fact that the School District received larger allocations of funds under the Education Finance Act of 1977 (Sections 59-20-10 to 59-20-80 of the Code) than it would have received if the Leased Property had been taxed at the assessment ratio (presently 10.5% of fair market value), provided such credit shall be adjusted to take into account any amounts which the School District is required to pay under the Education Finance Act as a result of the Leased Property becoming subject to ad valorem taxation.

     (d) In the event that the Tenant has not made the minimum necessary investment in the Project to qualify for a fee in lieu of tax under the Act by the Threshold Date, the portions of the Project financed under this Lease and the Indenture shall revert retroactively to the tax treatment required pursuant to Sections 4-1-170 and 4-12-20 of the Act, calculated as set forth in the preceding paragraph, and the unpaid fees due thereby, if any, (the "Deficiency") shall be subject to interest as provided in Section 12-43-305 of the Code; provided, however, that, to the extent permitted by law, the Threshold Date shall, in order to permit the Tenant to receive the benefits of
Section 4-12-30 of the Act be extended for as long as circumstances beyond the control of the Tenant prevent the Tenant from making the required investment. In the event that the Tenant's investment in the Project based on an income tax basis without regard to depreciation falls below the requirement of Section 4-12-30 of the Act, the Project shall thereafter be subject to the tax treatment required pursuant to Sections 4-1-170 and 4-12-20 of the Act, calculated as set forth in the preceding paragraph. If the Project or any portion thereof becomes ineligible for negotiated fees in lieu of taxes pursuant to Section 4-12-30 of the Act due to a transfer of an equity interest in the Tenant or of the Tenant's rights hereunder or under any fee agreement related hereto which does not comply with the Transfer Provisions, the Project, or such portion thereof, shall thereafter be subject to the tax treatment required pursuant to Sections 4-1-170 and 4-12-20 of the Act, calculated as set forth in the preceding paragraph.

     SECTION 6.04. Taxes, Utilities and Other Governmental Charges. The County and the Tenant acknowledge that: (a) pursuant to the Act, no part of the Leased Property owned by the County will be subject to ad valorem taxation in South Carolina but will be subject to fees in lieu of taxes as provided for in
Section 6.03 of this Lease; and (b) under present law the income and profits (if any) of the County from the Leased Property are not subject to either Federal or South Carolina income taxation and under present law there is no tax imposed upon leasehold estates in South Carolina. However, in addition to the payments in lieu of taxes referred to in Section 6.03 hereof and any other taxes and governmental charges that may lawfully be assessed, levied or imposed against it, the Tenant will pay as Additional Rent as the same respectively become due: (i) all taxes and governmental charges of any kind whatsoever that may be lawfully assessed, levied or imposed against the County with respect to the Leased Property or any machinery, equipment or other property installed or brought by the Tenant therein or thereon; (ii) all utility and other charges incurred in the operation, maintenance, use and occupancy of the Leased Property; and (iii) all assessments and charges lawfully made by any governmental body for public improvement to the Leased Property. If the Tenant shall contest any such tax, assessment, lien or charge, excepting the payment in lieu of taxes referred to in Section 6.03 herein, then, as long as any such contest does not result in a lien against the Leased Property which has not been bonded to the reasonable satisfaction of the County and the

Purchasers (or against the consequences of which lien the Tenant shall not provide adequate security of such character as may be acceptable to the County and the Purchasers), such action by the Tenant shall not be considered as a breach by it of any of its covenants under this Lease while the action to contest such tax, assessment, lien or charge remains pending; provided, at the time of the execution of this Lease no tax or charge which is at such time due and payable as described in (i) hereinabove is known to exist.

     SECTION 6.05. Insurance. The Tenant shall maintain public liability insurance with specific reference to the Leased Property and shall otherwise keep the Leased Property continuously insured against such risks as are customarily insured against by businesses of like size and type, paying as the same become due and payable as Additional Rent hereunder all premiums with respect thereto. In lieu of separate insurance policies, such insurance may be in the form of a blanket insurance policy or policies. Insurance policies may be written with deductible amounts and exceptions and exclusions comparable to those customarily maintained by Tenant in its business. The insurance requirements hereunder may be satisfied by the Tenant's providing self-insurance. All policies of insurance with respect to the Project shall insure the Tenant and the County, as their respective interest shall appear, shall name the Purchasers as loss payee and shall be in the form acceptable to the Purchasers, their approval of which shall not be unreasonably withheld.

     All proceeds of insurance against property damage to the Leased Property shall be made payable as the Tenant and the Purchasers shall specify, and such proceeds shall be collected and applied as provided in Section 7.01 hereof and
Section 4.05 of the Indenture, and all claims under any insurance policy referred to in this Lease may be settled by the Tenant only with the written consent of the Purchasers which shall not be unreasonably withheld or delayed.

     SECTION 6.06. Beneficial Ownership of Tenant. Notwithstanding any contrary provision of this Lease or the Indenture, no provision hereof shall have the effect of restricting or conditioning the transfer of the capital stock or other incidents of ownership of the Tenant as a legal entity. All restrictions contained in this Lease or the Indenture regarding transfers shall apply only to transfers of the Tenant's interest in the assets constituting the Project or the Leased Property, as applicable.

                              [End of Article VI]

                                  ARTICLE VII

                           CASUALTY AND CONDEMNATION

     SECTION 7.01. Damage and Destruction. If, while any Bonds are outstanding, all or any part of a Financed Increment shall be destroyed or damaged, the Tenant shall either repair such Financed Increment or prepay the Allocable Percentage of the Industrial Bond and of the Special Source Revenue Bond as the Tenant may elect in its sole discretion. If the Tenant shall determine to repair the Leased Property, the Tenant shall forthwith proceed with such rebuilding, repairing or restoring and shall notify the County and the Purchasers upon the completion thereof. In the event any insurance proceeds are not sufficient to pay in full the costs of such rebuilding, repair or restoration, the County shall not have any responsibility to complete the work thereof or pay that portion of the costs thereof in excess of the amount of said proceeds. Except as provided in Section 7.03 hereof, the Tenant shall not, by reason of the payment of any excess costs, be entitled to any reimbursement from the County or the Purchasers or any abatement or diminution of the amounts payable under Sections 5.02 or 6.03 hereof. Any insurance related to such damage or destruction shall be paid as Tenant shall specify.

     SECTION 7.02. Condemnation. In the event that title to or the temporary use of the Leased Property, or any part thereof, shall be taken in condemnation or by the exercise of the Power of eminent domain, except as provided in
Section 7.03 hereof, there shall be no abatement or reduction in the payments required under Sections 5.02 or 6.03 hereof to be made by the Tenant. Immediately after the occurrence of any such taking of the Leased Property, the Tenant shall notify the County and the Purchasers as to the nature and extent of such taking and, as soon as practicable thereafter, notify the County and the Purchasers whether it desires to restore the Leased Property. If the Tenant shall determine to restore the Leased Property, the Tenant shall forthwith proceed with such restoration, and shall notify the County and the Purchasers upon the completion thereof. Any proceeds of any such taking shall be paid as Tenant shall specify. If the Tenant elects not to restore the Leased Property taken by condemnation, the Tenant shall prepay the Allocable Percentage of the Industrial Bond and the Allocable Percentage of the Special Source Revenue Bond.

     SECTION 7.03. Payments in Lieu of Taxes in the Event of Damage and Destruction or Condemnation. In the event that (i) the Leased Property is damaged or destroyed or the subject of condemnation proceedings, which damage, destruction and/or condemnation would substantially impair the operating ability of the Leased Property, including the Leased Property's collateral value to secure financing required for operating the Leased Property, and (ii) the Tenant shall have prepaid the Allocable Portion of the Industrial bond and of the Special Source Revenue Bond as required by Sections 7.01 and 7.02 hereof, the parties hereto agree that the payments in lieu of taxes required pursuant to Section 6.03 hereof shall be abated in the same manner and in the same proportion as would ad valorem taxes if the Leased Property were owned by the Tenant.

     SECTION 7.04. No Termination or Abatement of Basic Rent or Additional Rent for Damage or Destruction. Except as otherwise expressly provided herein, including without limitation the circumstances described in Section 7.03 hereof, for so long as any of the Bonds are outstanding, this Lease shall not terminate, nor shall the Tenant have any right to terminate this Lease or be entitled to the abatement of any Basic Rent or Additional Rent or any reduction thereof, nor shall the obligations hereunder of the Tenant be otherwise affected, by reason of any damage to or the destruction of all or any part of the

Leased Property from whatever cause, the loss or theft of the Leased
Property or any part thereof, the taking of the Leased Property or any portion thereof by condemnation or otherwise, the prohibition, limitation or restriction of the Tenant's use of the Leased Property or the interference with such use by any private person, entity or corporation, or by reason of any eviction by paramount title or otherwise, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the Basic Rent and Additional Rent and Administration Expenses reserved hereunder shall continue to be payable in all events and the obligations of the Tenant hereunder shall be terminated only pursuant to an express provision of this Lease.

                              [End of Article VII]

                                  ARTICLE VIII

                      PARTICULAR COVENANTS AND AGREEMENTS

     SECTION 8.01. Use of Leased Property for Lawful Activities. The Tenant is hereby granted and shall have the right during the Term of this Lease to occupy and use the Project for any lawful purpose authorized pursuant to the Act and the balance of the Leased Property for any lawful purpose. Insofar as it is practicable under existing conditions from time to time during the Term of this Lease, the Leased Property shall initially be used primarily as a facility for the manufacture of personal hygiene products and for office use ancillary thereto.

     SECTION 8.02. Right to Inspect. The Tenant agrees that the County, the Purchasers and their authorized agents shall have the right at all reasonable times and upon prior reasonable notice to enter upon and examine and inspect the Leased Property. The County, the Purchasers and their authorized agents shall also be permitted, at all reasonable times and upon prior reasonable notice, to examine the Plans and Specifications of the Tenant with respect to the Leased Property and to have access to examine and inspect the Tenant's audited financial statements and South Carolina state tax returns, as filed. The aforesaid rights of examination and inspection shall be exercised only upon such reasonable and necessary terms and conditions as the Tenant shall prescribe, which conditions shall be deemed to include, but not be limited to, those necessary to protect the Tenant's trade secrets and proprietary rights. Prior to the exercise of any right to inspect the Leased Property or the Plans and Specifications and above referenced records of the Leased Property, the County, the Purchasers and their authorized agents shall sign a nondisclosure statement substantially in the form shown on Exhibit B attached hereto. In no way shall this requirement of a nondisclosure statement be deemed to apply to or restrict the rights of the United States Government and the State of South Carolina or its political subdivisions in the legitimate exercise of their respective sovereign duties and powers.

     SECTION 8.03. Limitation of County's Liability. Anything herein to the contrary notwithstanding: (a) any financial obligation the County may incur hereunder, including for the payment of money shall not be deemed to constitute a debt or general obligation of the County but shall be payable solely and exclusively from the Pledged Revenues; (b) the County's obligations under any contracts which may be assigned to it in furtherance of any provision of this Lease shall be limited to the Pledged Revenues; (c) the County may require as a condition to the participation by it with the Tenant in any contests or in obtaining any license or permits or other legal approvals a deposit by the Tenant of such amount as reasonably determined by the County to be appropriate to assure the reimbursement to the County of the costs incurred by it in such participation, with any amount of such deposit in excess of such costs to be returned to the Tenant; and (d) the liability of the County for any breach of any of the representations or warranties by it set forth herein shall be limited solely and exclusively to the Pledged Revenues; provided, however, that nothing herein shall prevent the Tenant from enforcing its rights hereunder by suit for mandamus or specific performance or any other remedy (except for payment of money by the County from sources other than Pledged Revenues) available at law or in equity.

     SECTION 8.04. No Liens by Tenant.  Subject to Sections 6.02 and 9.01 and
Article X hereof and except as consented to in writing by the Purchasers or otherwise expressly permitted under the terms hereof, the Tenant will not create or permit to be created or to remain, and will discharge, any lien, encumbrance or charge (other than Permitted

Encumbrances) upon the Leased Property or any part thereof.

     SECTION 8.05. Maintenance of Corporate Existence. Subject to the provisions of Section 6.06 hereof, the Tenant agrees that as long as the Bonds are outstanding it will maintain its separate corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, except as provided pursuant to Section 9.01, and will not consolidate with or merge into any other entity or permit one or more other entities to consolidate with or merge into it without the prior written consent of the Purchasers, which consent will not be unreasonably withheld; provided, however, that any lien created by the Tenant in accordance with the provisions of this Lease shall, absent the County's and the Purchasers' written consent, be subordinate to the lien of the County with respect to the FILOT Revenues. The Tenant acknowledges that such a transfer of an equity interest may cause the Project to become ineligible for negotiated fees in lieu of taxes under Section 4-12-30 of the Act absent compliance by the Tenant with the Transfer Provisions; provided that, to the extent provided by law, any financing arrangements entered into by the Tenant with respect to the Project and any security interests granted by the Tenant in connection therewith shall not be construed as a transfer for purposes of the Transfer Provisions. The County and the Purchasers hereby consent to any transfers by the Tenant to any member of the same Controlled Group that at such time also has the Tenant as a member. The County further agrees that it will not unreasonably withhold consent to any other such transfer.

     SECTION 8.06. Indemnification. The Tenant releases the County and the Purchasers, including the members of the governing body of the County, and the employees, officers and agents of the County and the Purchasers (herein collectively referred to as the "Indemnified Parties") from, agrees that Indemnified Parties shall not be liable for, and agrees to hold Indemnified Parties harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Leased Property or the use thereof except for that occasioned by acts of an Indemnified Party which are unrelated to the utilization of the Leased Property and except for grossly negligent or intentional acts of an Indemnified Party, provided that the obligation under the indemnity in this sentence shall be effective only to the extent of any loss that may be sustained by an Indemnified Party in excess of the net proceeds, if any, received by an Indemnified Party from any insurance with respect to the loss sustained. The Tenant further agrees to indemnify and save harmless Indemnified Parties against and from any and all costs, liabilities, expenses and claims actually incurred by an Indemnified Party and arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or arising from any act or negligence of, or failure to act by, the Tenant, or any of its agents, contractors, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused to any Person occurring during the term of this Lease, in or about the Leased Property, and from and against all cost, liability and expenses actually incurred in or in connection with any such claim or action or proceeding brought thereon, and in case any action or proceeding be brought against an Indemnified Party by reason of any such claim, the Tenant upon notice from such Indemnified Party covenants to resist or defend such action or proceedings at the Tenant's expense with counsel reasonably acceptable to the applicable Indemnified Party.

     SECTION 8.07. Applications and Licenses. In the event it may be necessary, for the proper performance of this Lease, by the County or the Tenant, that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Tenant or the County, the Tenant and the County each agree to execute upon the request of the other such application or applications, including among other things the authorization necessary for the County to perform its obligations under Article X of this Lease.

     SECTION 8.08. Qualification in State. The Tenant warrants that it is duly qualified to do business in the State of South Carolina and covenants that it will continue to be so qualified so long as it operates the Leased Property.

     SECTION 8.09. No Liability of County's Personnel. All covenants, stipulations, promises, agreements and obligations of the County contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the County and shall be binding upon any member of the County Council or any officer, agent, servant or employee of the County only in his or her official capacity and not in his or her individual capacity, and no recourse shall be had for the payment of any moneys hereunder against any member of the governing body of the County or any officer, agent, servants or employee of the County and no recourse shall be had against any member of the County Council or any officer, agent, servant or employee of the County for the performance of any of the covenants and agreements of the County herein contained or for any claims based thereon except solely in their official capacity.

     SECTION 8.10. Environmental Compliance. The Tenant warrants and represents to the Purchasers and the County after thorough investigation that
(a) the Leased Property and the Leased Land is now and at all times hereafter while operated by the Tenant will continue to be in compliance in all material respects with all applicable federal, state, and local environmental laws and regulations, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), Public Law No. 96-510, 94 Stat. 2767, 42 USC 9601 et seq., and the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law No. 99-499, 100 Stat. 1613, and the Toxic Substance Control Act, 15 USC 2601 et. seq. and (b)(i) as of the date hereof to Tenant's knowledge and except as reported in the Report of Phase I Environmental Site Assessment (PESA) of Froehling & Robertson, Inc. dated as of August 18, 1995 there are no hazardous materials, substances, wastes or other environmentally regulated substances (including, without limitation, materials containing PCBs or asbestos) located on, in or under the Project or Leased Land ("Hazardous Materials"), or (ii) the Tenant has fully disclosed in writing to each of the Indemnified Parties the existence, extent and nature of any such materials, each of which the Tenant is legally authorized or permitted to maintain on, in or under the Project or the Leased Land or use in connection therewith. The Tenant has obtained and will continuously maintain throughout the Term of this Lease, all permits, consents, approvals and licenses required in connection with the storage, transport, handling, use, disposal and discharge of any hazardous materials, wastes or other environmentally regulated substances on, in or under the Project or the Leased Land. The Tenant hereby agrees to transmit to each of the Indemnified Parties copies of any citations, orders, remediation requests, notices or other material governmental communication received in connection with or in respect of any hazardous materials, substances or wastes, used, transported, stored, handled or discharged on, at or under the Project or the Leased Land. The Tenant hereby indemnifies and agrees to hold the Indemnified Parties harmless from and against any damages, fines, charges, remediation costs, expenses, fees, reasonable attorney fees and costs actually incurred by the Indemnified Parties in the event any of the Indemnified Parties is hereafter determined to be responsible for any remediation costs, or portions thereof, or in violation of any environmental laws, rules or regulations applicable thereto, and this indemnity shall survive any foreclosure or deed in lieu of foreclosure or termination of this Lease. The Tenant shall be entitled to manage and control the defense of or response to any claim, charge, lawsuit or regulatory proceeding provided for itself or the Indemnified Parties;

provided that the Tenant shall not be entitled to settle any matter at the separate expense or liability of any of the Indemnified Parties without the such Indemnified Party's consent. To the extent that any of the Indemnified Parties desire to use separate counsel for any reason other than a conflict of interest, such party shall be responsible for its independent legal fees. This indemnity includes, but is not limited to, any damages, claims and fees arising out of any claim for loss or damage to property or persons, contamination of or adverse effect on the environment, claims for parens patria, or any violation of statutes, ordinances, orders, rules or regulations of any governmental agency or entity, caused by or resulting from any hazardous material, substance or waste previously, now or hereafter in, on, under or released from, the Leased Property.

     SECTION 8.11. Other Tax Matters. The Tenant shall be entitled to all state and federal investment tax credits, allowances for depreciation and other similar tax provisions allowable by applicable federal or South Carolina law, recognizing the Tenant as the owner of the Project for income tax purposes and the County agrees to do all things reasonably necessary to confirm this right, provided that the Tenant shall pay all expenses in connection therewith.

                             [End of Article VIII]
                                     29

                                   ARTICLE IX

                   SUBLEASE OR ASSIGNMENT OF LEASED PROPERTY;
                        SURVIVAL OF TENANT'S OBLIGATION

     SECTION 9.01. Sublet or Assignment. The Tenant may at any time sublet the Leased Property or any part thereof and may assign or otherwise transfer all of its rights and interest hereunder to any sublessee or assignee, as the case may be, selected by the Tenant on such terms as the Tenant may determine in its sole discretion, provided (a) that no assignment, transfer or sublease shall affect or reduce any of the obligations of the Tenant hereunder, but all obligations of the Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, except that the Tenant shall be released from its obligations hereunder upon the written consent and release of the County and the Purchasers, which will not be unreasonably withheld (and which will only be withheld if the creditworthiness of the assignee is materially inferior to that of the Tenant and is inadequate to meet the obligations that it will assume from the Tenant), to any sublease, assignment or transfer, and (b) that the Tenant or sublessee shall give the County and the Purchasers written notice of any such assignment, transfer or sublease and within 30 days thereafter shall furnish or cause to be furnished to the Purchasers and the County a true and complete copy of any such sublease, assignment or other transfer which shall include indemnities as provided in
Section 8.06 and 8.10 herein. The Tenant acknowledges that such a transfer of an interest under this Lease may cause the Project to become ineligible for negotiated fees in lieu of taxes under Section 4-12-30 of the Act absent compliance by the Tenant with the Transfer Provisions; provided that, to the extent permitted by law, any financing arrangements entered into by the Tenant with respect to the Project and any security interests granted by the Tenant in connection therewith shall not be construed as a transfer for purposes of the Transfer Provisions. The County and the Purchasers hereby consent to any transfers by the Tenant to any member of the same Controlled Group that at such time also has the Tenant as a member. The County shall, if the Tenant Requests, acknowledge the receipt and sufficiency of any such notice.

     SECTION 9.02. Access. In lieu of and/or in addition to any subleasing by Tenant pursuant to Section 9.01, Tenant may, without any approval by the County, grant such rights of access to the Leased Property and the Leased Land and the buildings thereon as the Tenant may decide in its sole discretion.


                              [End of Article IX]

                                   ARTICLE X

                PURCHASE AND OPTION TO PURCHASE LEASED PROPERTY;
                                 PURCHASE PRICE

     SECTION 10.01. Mandatory Purchase of Leased Property by Tenant. If, during the Term (a) as a consequence of a defect in title to the Leased Land, the Tenant and the County shall be denied the use and occupancy of the Leased Property to the extent of substantial interference with the Tenant' s ability to operate the Project; (b) a final decree, judgment or order shall be entered by a court of competent jurisdiction that the Act is invalid, unenforceable or unconstitutional or that the negotiated payments in lieu of taxes described in
Section 6.03 hereof are invalid, unenforceable or unconstitutional or a change occurs in the Constitution or other laws and regulations of the State of South Carolina or the United States of America which would render the payments in lieu of taxes described herein or any other provision hereof invalid, unenforceable or unconstitutional; or (c) as a result of any changes in the Constitution of the State of South Carolina or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Tenant in good faith, this Lease shall have become void or unenforceable or impossible to perform in accordance with the intent and purposes of the parties as expressed in this Lease, then in any such event, so long as any Bonds are outstanding and unpaid, the Tenant shall purchase the Leased Property at the purchase price specified in Section 10.03 hereof. Any such purchase provided for herein shall be made not later than 180 days after such use or occupancy is denied or such change, decree, judgment or order as the case may be or at such later date as may be agreeable to the County. Upon such purchase, this Lease shall terminate.

     SECTION 10.02. Option to Purchase the Leased Property; Exercise of Option Hereunder. The Tenant shall have, and is hereby granted, the option to purchase all or a portion of the Leased Property prior to the expiration of the full Term hereof by paying the purchase price set forth in Section 10.03 (such option to be exercisable whether or not an "Event of Default" has occurred and is continuing).

     This option may be exercised at any time and from time to time upon the giving of not less than 30 nor more than 60 days' notice to the County (except that the Tenant may provide 15 days' notice to exercise such option if such notice is delivered within 60 days prior to the expiration of the Term of this Lease). Upon payment of the purchase price pursuant to Section 10.03 hereof, this Lease shall terminate with respect to the portion of the Leased Property so purchased.

     SECTION 10.03. Purchase Price. The purchase price for any purchase of Leased Property by the Tenant shall be an amount equal to the sum of (i) the principal of and interest on the Allocable Percentage of the then outstanding Industrial Bond and Special Source Revenue Bond, less moneys available for such purposes then held by the Purchaser, plus (ii) any Additional Rent due or to become due hereunder, with respect to such Leased Property for any period when such Leased Property was subject to the demise of this Lease, together with any unpaid fees and expenses of the County or the Purchaser which are then due or will become due prior to the time that the principal amount and premium, if any, of Bonds that pertains to the Leased Property has been paid in full, plus
(iii) $1.00. The purchase price for any portion of the Leased Property which does not constitute a part of the Project shall be determined without reference to the provisions of clause (i) above.

     SECTION 10.04. Status of Title. In the event of any conveyance of the Leased

Property or any portion thereof by the County pursuant to any provision of this Lease, the County shall convey title by quitclaim deed thereto or quitclaim bill of sale therefor as the case may be, to or to the order of the Tenant free and clear of the Indenture whether pursuant to the provisions of the Escrow Agreement as to any Financed Increment or otherwise. The Tenant shall accept such title, subject, only, to any liens, encumbrances, charges, exceptions and restrictions not created or caused by the County in violation of
Section 3.04 hereof. The County shall within a reasonable time following request therefore by the Tenant and at the Tenant's expense deliver or cause to be delivered to or to the order of the Tenant all instruments and documents required by the Tenant and necessary to remove from record or otherwise discharge any liens, encumbrances, charges or restrictions in order that the County may convey title as aforesaid.

     SECTION 10.05. Conveyance; Charges Incident Thereto. Upon the date fixed for the conveyance of the Leased Property or any portion thereof by the County to or to the order of the Tenant, the Tenant shall tender the purchase price therefor and the additional payments required by Section 10.02 of this Lease to the County or its order, and the County shall certify to the Escrow Agent the delivery of the deed and/or bill of sale for the Leased Property or such portion thereof to the Tenant. The Tenant shall pay all expenses of the County and all other taxes, fees and charges incident to any conveyance, including any escrow fees, recording fees and any applicable federal, state and local taxes and the like.
                               [End of Article X]

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 11.01. Events of Default. Any one or more of the following events (herein called an "Event of Default", or collectively "Events of Default") shall constitute an Event of Default by the Tenant:

           (a) if default shall be made in the due and punctual payment of any Basic Rent or Additional Rent, which default shall not have been cured within 30 days following receipt of written notice thereof from the County or the Purchasers;

           (b) if default shall be made by the Tenant in the due performance of or compliance with any of the terms hereof, including payment, other than those referred to in the foregoing subdivision (a) and such default shall
      (i) continue for 90 days after the County or the Purchasers shall have given the Tenant written notice of such default, or (ii) in the case of any such default which can be cured but which cannot with due diligence be cured within such 90-day period, if the Tenant shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such default with due diligence, it being intended in connection with the default not susceptible of being cured with due diligence within 90 days that the time of the Tenant within which to cure the same shall be extended for such period as may be necessary to complete the curing of the same with all due diligence;

           (c) if the Tenant shall file a voluntary petition seeking an order for relief in bankruptcy, or shall be adjudicated insolvent, or shall file any petition or answer or commence a case seeking any reorganization, composition, readjustment, liquidation or similar order for relief or relief for itself under any present or future statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Tenant or of the Leased Property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

           (d) if a petition shall be filed or a case shall be commenced against the Tenant seeking an order for relief in bankruptcy or any reorganization, composition, readjustment, liquidation or similar relief under any present or future statute, law or regulation, and shall remain undismissed or unstayed for an aggregate of 180 days (whether or not consecutive), or if any trustee, receiver or liquidator of the Tenant or of all or any substantial part of its properties or of the Leased Property shall be appointed without the consent or acquiescence of the Tenant and such appointment shall remain unvacated or unstayed for an aggregate of 180 days (whether or not consecutive); or

           (e) if any material representation or warranty made by the Tenant herein or any statement, certificate or indemnification furnished or delivered by the Tenant in connection with the execution and delivery of this Lease, proves untrue in any material respect as of the date of the issuance or making thereof or knowingly violated or breached, as the case may be.

     SECTION 11.02. Remedies on Event of Default (a) Upon the occurrence of any Event of Default, the County may upon the written consent of either of the Purchasers as to defaults other than in connection with the

County's Reserved Rights, and shall, at the written direction of either Purchaser as to defaults other than in connection with the County's Reserved Rights, and subject to the purchase option of the Tenant hereunder: (i) declare immediately due and payable an amount of Basic Rent equal to the entire unpaid principal amount of the Industrial Bond, or the Special Source Revenue Bond according to whichever Purchaser has made demand and all interest accrued or to be accrued on such Industrial Bond or Special Source Revenue Bond will be paid plus any Additional Rent due or to become due hereunder; (ii) terminate this Lease by 30 days' notice in writing specifying the termination date; (iii) reenter and take possession of the Leased Property, make any necessary repairs and perform any work that may be necessary by reason of the Tenant's default, with or without terminating this Lease, and relet the Leased Property; (iv) have access to and inspect, examine and make copies of, the books, records and accounts of the Tenant pertaining to construction of, acquisition of or maintenance to the Leased Property; or (v) take whatever action at law or in equity as may appear necessary or desirable to collect the rent, including but not limited to a sale of the property, then due and thereafter to become due or to enforce observance or performance of any covenant condition or agreement of the Tenant under this Lease, including without limitation the sale of the Leased Property pursuant to the equivalent of a tax lien. Notwithstanding the foregoing, the Tenant shall retain the right to exercise any purchase option referred to in Section 10.02 hereof during the pendency of any remedies hereunder and prior to notice of termination of the Lease.

     (b) Upon the occurrence of any Event of Default as to the County's Reserved Rights, it shall have the right to exercise the same remedies provided in Section (a) hereof.

     SECTION 11.03. Certain Tenant Obligations to Survive Repossession and Termination. No termination of the Term of the Lease or repossession of the Leased Property pursuant to Section 11.02 hereof shall relieve the Tenant of its liability and obligations to make the payments required by Sections 6.03, 6.04, 8.06, and 8.10 hereof, all of which shall survive any such termination or repossession.

     SECTION 11.04. Application of Moneys Upon Enforcement of Remedies. Any moneys received by the County upon enforcement of its rights hereunder shall be applied as follows: first, to the reasonable costs associated with such enforcement proceedings; second, to payment of any Administration Expenses then due and owing; third, to pay the Multi-County Fee payable under the Multi-County Industrial Park Agreement as provided therein; fourth, to pay the County to the extent of the County Minimum from the FILOT Revenues; fifth, to pay the unpaid principal of and interest on the Special Source Revenue Bonds; sixth, to pay the principal of and interest on the Industrial Revenue Bond; seventh, to the County for distribution of FILOT Revenues under the Multi-County Industrial Park Agreement; and eighth, any balance shall be paid to the Tenant.

     SECTION 11.05. Collection of FILOT Revenues. In addition to all other remedies herein provided, the nonpayment of FILOT Revenues shall constitute a lien for tax purposes as provided in Section 4-12-30(Q)(2) and (5) of the Act.

                              [End of Article XI]

                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION 12.01. Rights and Remedies Cumulative. Each right, power and remedy of the County or of the Tenant provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity, in any jurisdiction where such rights, powers and remedies are sought to be enforced, and the exercise by the County or by the Tenant of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the County or by the Tenant of any or all such other rights, powers or remedies.

     SECTION 12.02. Successors and Assigns. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 12.03. Notices; Demands; Requests.  Except as provided in this
Section 12.03, all notices, demands and requests to be given or made hereunder to or by the County, the Tenant or the Purchaser, shall be in writing, and shall be deemed to be properly given or made if sent by United States first class mail, postage prepaid addressed as follows or at such other places as may be designated in writing by such party.

            (a) As to the County:

                       Cherokee County, South Carolina
                       210 North Limestone Street
                       Gaffney, South Carolina 29340
                       Attention: County Administrator

            (b) As to the Tenant, the Industrial Bond Purchaser and the Special Source Revenue Bond Purchaser:

                       Paragon Trade Brands, Inc.
                       10 Commerce Drive
                       Gaffney, South Carolina 29340
                       Attention: Vice President - Finance

                       and

                       Paragon Trade Brands, Inc.
                       180 Technology Parkway
                       Norcross, Georgia 30092
                       Attention: Office of General Counsel


                with copy to:

                      Glass, McCullough, Sherrill & Harrold
                      1409 Peachtree Street, N.E.
                      Atlanta, Georgia 30309
                      Attention: Thomas J. Harrold, Jr., Esquire

     SECTION 12.04. Applicable Law; Entire Understanding. This Lease shall be governed exclusively by the provisions hereof and by the applicable laws of the State of South Carolina. This Lease expresses the entire understanding and all agreements of the parties hereto with each other, and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this

Lease or in certificates delivered in connection with the execution and delivery hereof.

     SECTION 12.05. Severability. In the event that any clause or provision of this Lease shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining provisions hereof.

     SECTION 12.06. Headings and Table of Contents; References. The headings of this Lease and any Table of Contents or Index annexed hereto are for convenience of reference only and shall not define or limit the provisions hereof or affect the meaning or interpretation hereof. All references in this Lease to particular Articles or Sections or subdivisions of this Lease are references to the designated Articles or Sections or subdivision of this Lease.

     SECTION 12.07. Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument.

     SECTION 12.08. Rights of Purchasers. The agreements or obligations made herein by the Tenant to or for the benefit of the Purchasers are intended by the Tenant to be specifically enforceable by either of the Purchasers, and the Tenant acknowledges that the acquisition of the Bonds by the Purchasers is consideration for any such agreements or obligations.

     SECTION 12.09. Amendments. This Lease may be amended only by a writing signed by all of the parties.

     SECTION 12.10. Waiver. Either party may waive compliance by the other party with any term or condition of this Lease only in a writing signed by the waiving party.

     SECTION 12.11. Business Day. In the event that any action, payment or notice is, by the terms of this Lease, required to be taken, made or given on any day which is a Saturday, Sunday or a legal holiday in the jurisdiction in which the person obligated to act is domiciled, such action, payment or notice may be taken, made or given on the following business day with the same effect as if given as required hereby, and no interest shall accrue in the interim.

                        [Execution follows on next page]

     IN WITNESS WHEREOF, Cherokee County, South Carolina, has executed this Lease by causing its name to be hereunto subscribed by the Chairman of its County Council for the County and to be attested to by the Clerk to the County Council, and Paragon Trade Brands, Inc. has executed this Lease all being done as of the day and year first above written.

                       CHEROKEE COUNTY, SOUTH CAROLINA


                       By: /s/ L. Hoke Parris
                       --------------------------------
                       L. Hoke Parris, Chairman, County
                       Council, Cherokee County, South
                       Carolina

(SEAL)

ATTEST:


/s/ Doris F. Pearson
-----------------------------------------
Doris F. Pearson, Clerk to County Council,
Cherokee County, South Carolina


Signed, sealed and delivered
in the presence of:


/s/ Elmer H. Huskey
-----------------------------------------
/s/ Dolphus C. Medley
-----------------------------------------


                                    PARAGON TRADE BRANDS, INC.


                                    By:   /s/ Robert C. Hirschey
                                          ------------------------------
                                    Its:  /s/ Vice President, Finance &
                                              Administration
                                          ------------------------------
(SEAL)

                                    WITNESSES:


                                    /s/ Anthony Silwanowicz
                                    ------------------------------------
                                    /s/ David C. Popejoy
                                    ------------------------------------

ATTEST:


By:   /s/ Catherine O. Hasbrouck
     -----------------------------------
Its: Vice President, General Counsel and
     Corporate Secretary
     -----------------------------------

STATE OF SOUTH CAROLINA  )
                         )         PROBATE
COUNTY OF CHEROKEE       )

     PERSONALLY appeared before me Elmer H. Huskey who on oath says that
(s)he saw the within Cherokee County by L. Hoke Parris, Chairman of the County Council and Doris F. Pearson, Clerk to the County Council, sign the within Lease, and the said County, by said officers, did seal said Lease and as its act and deed deliver the within Lease, and that (s)he with Dolphus C. Medley the execution thereof.

                                                /s/ Elmer H. Huskey
                                                ---------------------------
                                                Witness


SWORN to before me this 17th
day of October  , 1996.



/s/ Betty Camp Vernon        (L.S.)
-----------------------------------
Notary Public for South Carolina
My Commission Expires:  7-24-2000


STATE OF GEORGIA    )
                    )        PROBATE
COUNTY OF GWINNETT  )

     PERSONALLY appeared before me  Anthony Silwanowicz who on oath says that
(s)he saw the within Paragon Trade Brands, Inc. by Robert C. Hirschey its Vice President, Finance and Administration sign the within Lease, and the said Tenant, by said officer, as its act and deed, deliver the within Lease, and that (s)he with David C. Popejoy witnessed the execution thereof.


                                                /s/ Anthony Silwanowicz
                                                ---------------------------
                                                Witness


SWORN to before me this  21st
day of October 1996.



/s/ Melanie Y. Zeller
-----------------------------
Notary Public for Georgia
My Commission Expires:  10-1-2000

                                   EXHIBIT A
                                LAND DESCRIPTION
















                               Exhibit A, page 1

                                   EXHIBIT B
                        FORM OF NON-DISCLOSURE AGREEMENT

                      CONFIDENTIAL RELATIONSHIP AGREEMENT
                               One Way Agreement

For and in consideration of the mutual understandings of this Agreement, Paragon Trade Brands, Inc., 180 Technology Parkway, Norcross, Georgia 30092, or any of its divisions or majority owned subsidiaries (Paragon), and The Undersigned agree to the following terms:

1. This Agreement shall have as its Effective Date the date indicated below and shall be governed and construed in accordance with the laws of the State of Georgia, USA; and may not be changed except by another writing referring hereto and signed by both parties. THE PURPOSE OF THIS AGREEMENT IS TO PROTECT PARAGON'S PROPRIETARY INFORMATION.
2. Paragon's Proprietary information may include, for example, business plans, customer information, supplier information, data, know-how, formulae, processes, designs, sketches, photographs, plans, drawings, specifications, samples, reports, plant arrangements, equipment configuration, studies, findings, software, biological material, video tape, inventions or ideas, but is not limited to these items. The Proprietary Information of Paragon relates to the business, products, processes, equipment, know-how and materials related to and used in the manufacture of absorbent products.
3. THE UNDERSIGNED AGREES TO MAINTAIN THE CONFIDENTIALITY OR TRADE SECRET STATUS OF PARAGON'S PROPRIETARY INFORMATION.
4. Paragon shall identify its Proprietary Information by marking its tangible form "Confidential." "Proprietary" or some similar notice, and oral notice before disclosure of nontangible Proprietary Information.
5.      [Intentionally omitted].
6. The Undersigned shall exercise reasonable care to prevent disclosure of Paragon's Proprietary Information to any third party, except as may be authorized in writing by Paragon, and internal dissemination of Paragon's Proprietary Information by the Undersigned to its employees shall be limited to those employees whose duties justify their need to know such information. The Undersigned shall use all reasonable efforts to extend the obligations of this Agreement to those employees.
7. Except as may be authorized in writing by Paragon, the Undersigned shall not use the Proprietary Information disclosed by Paragon under this Agreement for any purpose other than as directed by Paragon.
8. Nothing hereinabove contained shall deprive the Undersigned of the right to use or disclose any information:
public;
        b. which becomes at a later date generally known to the trade or public through no fault of the Undersigned and then only after said later date;
        c. which is possessed by the Undersigned as evidenced by The Undersigned's written or other tangible evidence, before receipt thereof from Paragon;
        d. or which is disclosed to the Undersigned in good faith by a third party who has an independent right to such information.
9. Nothing contained in this Agreement shall be construed as creating an express or implied license to use any of Paragon's Proprietary Information other than as provided in Paragraph 7.
10. This Agreement and any amendments hereto may be executed by facsimile signature and in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Company Name:
             --------------------------------------
Street Address:
               ------------------------------------
City, State, Zip:
                 ----------------------------------

Agreed to and effective on
                          -------------------------
                                           (Date)


By:                             Accepted by Paragon Trade Brands, Inc.
   ------------------
       Signature

                                By:
---------------------              -----------------------------------
  Please Print Name

                                   SCHEDULE A















































                               Schedule A, page 1